Exhibit 4.1

[FORM OF]

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of December 6, 2013

to

INDENTURE

Dated as of May 18, 2009

Among

MICROSOFT CORPORATION,

as Issuer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as London Paying Agent

2.125% Notes due 2021

3.125% Notes due 2028

SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 6, 2013 (this “Supplemental Indenture”), among MICROSOFT CORPORATION, a corporation duly organized and existing under the laws of the State of Washington (the “Company”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”), and THE BANK OF NEW YORK MELLON, LONDON BRANCH, as London Paying Agent (the “London Paying Agent”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered to the Trustee the Indenture, dated as of May 18, 2009 (the “Indenture”), to provide for the issuance of the Company’s debt securities (the “Securities”), to be issued in one or more series, a First Supplemental Indenture, dated as of May 18, 2009, a Second Supplemental Indenture, dated as of September 27, 2010, a Third Supplemental Indenture, dated as of February 9, 2011, a Fourth Supplemental Indenture, dated as of November 7, 2012, a Fifth Supplemental Indenture, dated as of May 2, 2013 and a Sixth Supplemental Indenture, dated as of May 2, 2013;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of its Securities under the Indenture to be known as its “2.125% Notes due 2021” (the “2021 Notes”) and “3.125% Notes due 2028” (the “2028 Notes” and, together with the 2021 Notes, the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company by duly adopted resolutions has authorized the proper officers of the Company to, among other things, determine the terms of the Securities to be issued under the Indenture and execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 901(7) of the Indenture;

WHEREAS, the Company has requested that the Trustee and the London Paying Agent execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee and the London Paying Agent, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b) the singular includes the plural, and vice versa;

(c) headings are for convenience of reference only and do not affect interpretation; and

(d) for purposes of the Notes and this Supplemental Indenture only, the following terms have the meanings given to them in this Section 1.1(d):

“Additional Amounts” has the meaning specified in Exhibit A.

“Business Day” means any day, other than a Saturday or a Sunday, (1) which is not a day on which banking institutions are authorized or obliged by law or executive order to close in New York City or London and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, is open.

“Common Depositary” means The Bank of New York Mellon, London Branch, as common depositary for the Depositary.

“Depositary” means Clearstream Banking, société anonyme, and Euroclear Bank SA/NV.

“Specified Office of the London Paying Agent” means, initially, the London Branch of The Bank of New York Mellon, located at One Canada Square, London E14 5AL, England.

ARTICLE 2.

TERMS AND CONDITIONS OF NOTES

Section 2.1. Designation and Principal Amount.

(a) There is hereby authorized and established a series of Securities under the Indenture, designated as the “2.125% Notes due 2021,” which is initially limited in aggregate principal amount to €1,750,000,000 (except upon registration of transfer of, or in exchange for, or in lieu of, other 2021 Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

(b) There is hereby authorized and established a series of Securities under the Indenture, designated as the “3.125% Notes due 2028,” which is initially limited in aggregate principal amount to €1,750,000,000 (except upon registration of transfer of, or in exchange for, or in lieu of, other 2028 Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

Section 2.2. Maturity.

(a) The Stated Maturity of principal of the 2021 Notes shall be December 6, 2021.

(b) The Stated Maturity of principal of the 2028 Notes shall be December 6, 2028.

Section 2.3. Further Issues. The Company may at any time and from time to time, without the consent of the Holders of either series of the Notes, issue additional notes of such series; provided that such additional notes are fungible for U.S. federal income tax purposes with the relevant series of Notes. Any such additional notes shall have the same ranking, interest rate, maturity date and other terms as the relevant series of Notes. Any such additional notes of a series, together with the Notes of the relevant series herein provided for, shall constitute a single series of Securities under the Indenture.

Section 2.4. Payment. Principal of (and the applicable redemption price, if any) and interest (including Additional Amounts, if any) on the Notes shall be payable in euro (except as provided in Section 4.2) in immediately available funds at the Corporate Trust Office of the Trustee, the Specified Office of the London Paying Agent or the agency of the Company; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the Holder entitled thereto at such Holder’s address as it appears on the Security Register.

Notwithstanding the foregoing, (1) the Common Depositary, as Holder of the Notes, or (2) a Holder of more than €5,000,000 in aggregate principal amount of Outstanding Notes in definitive form may require the London Paying Agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by such Holder, by sending appropriate written wire transfer instructions to the London Paying Agent as long as the London Paying Agent receives such instructions not less than 10 days prior to the applicable Interest Payment Date and against presentation of such Holder’s Note at the Specified Office of the London Paying Agent.

For purposes of the Notes and this Supplemental Indenture, the references in Sections 1001, 1003 and 1105 of the Indenture to “11:00 a.m. (New York City time)” shall be replaced with “11:00 a.m. (London time)”.

Section 2.5. Global Securities. Upon the original issuance, the Notes will be represented by Global Securities registered in the name of the nominee of the Common Depositary. The Company will deposit the Global Securities with the Common Depositary.

Section 2.6. Interest.

(a) The 2021 Notes will bear interest from December 6, 2013 at the rate of 2.125% per annum, payable annually in arrears. Interest payable on each Interest Payment Date will include interest accrued from December 6, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Date on which such interest shall be payable is December 6, commencing on December 6, 2014; and the Record Date for the interest payable on any Interest Payment Date is the close of business on the December 5 next preceding the relevant Interest Payment Date.

(b) The 2028 Notes will bear interest from December 6, 2013 at the rate of 3.125% per annum, payable annually in arrears. Interest payable on each Interest Payment Date will include interest accrued from December 6, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Date on which such interest shall be payable is December 6, commencing on December 6, 2014; and the Record Date for the interest payable on any Interest Payment Date is the close of business on the December 5 next preceding the relevant Interest Payment Date.

(c) Interest on the Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes or duly provided for (or the original issue date if no interest has been paid or duly provided for on the Notes), to but excluding the next date on which interest is paid or duly provided for. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be made on the next succeeding Business Day, and the Company shall not be liable for any additional interest as a result of the delay in payment. If a maturity date falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

Section 2.7. Authorized Denominations. The Notes shall be issuable in denominations of €100,000 in principal amount and integral multiples of €1,000 in excess thereof.

Section 2.8. Redemption and Sinking Fund. The Notes shall not be redeemable at the option of the Company or at the option of the Holders except as set forth in the Notes. The Notes shall not be entitled to the benefit of any sinking fund.

Section 2.9. Ranking. The Notes shall be senior unsecured debt securities of the Company, ranking equally with the Company’s other unsecured and unsubordinated debt.

Section 2.10. Appointments. The Trustee will be the initial Security Registrar and the London Paying Agent will be the initial Paying Agent for the Notes. The Bank of New York Mellon, London Branch, as London Paying Agent hereunder, shall have all of the rights, privileges, protections and immunities granted to the Trustee in the Indenture mutatis mutandis.

Section 2.11. Defeasance. The Company may elect, at its option at any time, pursuant to Section 1301 of the Indenture, to have Section 1302 or Section 1303 of the Indenture, or both, apply to the 2021 Notes or the 2028 Notes, or all, or any principal amount thereof. For purposes of the Notes and this Supplemental Indenture, the last sentence of Section 1304(1) of the Indenture shall be replaced with the following:

“As used herein, “U.S. Government Obligation” means (I)(x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (I)(x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt or (II)(x) any security which is (i) a direct obligation of the German Government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German Government the payment of which is fully and unconditionally guaranteed by the German Government, the central bank of the German Government or a governmental agency of the German Government, which, in either case (II)(x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (II)(x)(i) or (ii) above or in any specific principal or interest payments due in respect thereof.”

ARTICLE 3.

FORM OF NOTES

Section 3.1. Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibits A and B hereto.

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1. Original Issue of Notes. The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.

Section 4.2. Issuance in Euro. All payments of principal of, the Redemption Price (if any), interest and Additional Amounts (if any) and any other payments pursuant to the Indenture, on the Notes, will be payable in euro; provided, however, that if, on or after December 3, 2013, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes, the Indenture or this Supplemental Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Any references elsewhere in this Supplemental Indenture or the Notes to payments being made in euro notwithstanding shall be made in U.S. dollars to the extent set forth in this Section 4.2.

ARTICLE 5.

MISCELLANEOUS

Section 5.1. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the Notes.

Section 5.2. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 5.3. Governing Law. This Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 5.4. Separability. In case any one or more of the provisions contained in the Indenture, this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture, this Supplemental Indenture or the Notes, but the Indenture, this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 5.5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MICROSOFT CORPORATION

By:
Name:	George H. Zinn
Title:	Corporate Vice President, Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Solely to accept its appointment under Section 2.10:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as London Paying Agent

By:
Name:
Title:

[Signature Page to Seventh Supplemental Indenture]

EXHIBIT A

[FORM OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND EUROCLEAR BANK SA/NV. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

MICROSOFT CORPORATION

2.125% Notes due 2021

ISIN: XS1001749107	Common Code: 100174910

No. A-1	€1,750,000,000

MICROSOFT CORPORATION, a corporation duly incorporated under the laws of the State of Washington (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of €1,750,000,000 (ONE BILLION SEVEN-HUNDRED FIFTY MILLION EURO) on December 6, 2021, and to pay interest thereon from December 6, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on December 6 of each year, commencing on December 6, 2014, at the rate of 2.125% per annum, until the principal hereof is paid or made available for payment; provided that any principal, premium and Additional Amounts, if any, and any such installment of interest, which is overdue shall bear interest at the rate of 2.125% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 5 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: December 6, 2013

MICROSOFT CORPORATION

By:
Name:	George H. Zinn
Title:	Corporate Vice President, Treasurer

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: December 6, 2013

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of May 18, 2009, and a seventh supplemental indenture relating to such series dated as of December 6, 2013 (herein, collectively called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and The Bank of New York Mellon, London Branch, as London Paying Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, such series initially limited in aggregate principal amount to €1,750,000,000; provided that the Company may at any time and from time to time, without the consent of any Holder, issue additional Notes of this series.

The Notes of this series are not redeemable at the option of the Holders.

At any time prior to September 6, 2021, the Notes shall be redeemable in whole or in part, at any time or from time to time, at the Company’s option, on at least 30 days’ but not more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be redeemed, at a redemption price (the “Make-Whole Redemption Price”), calculated by the Company, equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on an annual basis (Actual/Actual (ICMA)) at the applicable Bond Rate plus 15 basis points.

At any time on or after September 6, 2021, the Notes shall be redeemable in whole or in part, at the Company’s option, on at least 30 days’ but not more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be redeemed, at a redemption price (the “Final Redemption Price” and, together with the Make-Whole Redemption Price, the “Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed.

The Redemption Price for any Notes redeemed pursuant to the preceding two paragraphs shall include accrued and unpaid interest on the principal amount of such Notes to the Redemption Date.

For purposes of calculating of the Make-Whole Redemption Price, the following terms shall have the following specified meanings:

“Bond Rate” means, with respect to any Redemption Date, the rate per annum equal to the annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Government Issue (computed as of the third Business Day immediately preceding the Redemption Date), assuming a price for such Comparable Government Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Price for such Redemption Date.

“Comparable Government Issue” means the euro-denominated security issued by the German government selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Price” means, with respect to any Redemption Date (1) the arithmetic average of the Reference Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Dealer Quotations or (2) if the Company obtains fewer than four such Reference Dealer Quotations, the arithmetic average of all such quotations for such Redemption Date.

“Independent Investment Banker” means an investment bank of international standing appointed by the Company.

“Reference Dealer” means a broker of, or a market maker in, the Comparable Government Issue selected by the Independent Investment Banker.

“Reference Dealer Quotation” means, with respect to each Reference Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the applicable Comparable Government Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Dealer at 11:00 a.m. (London time) on the third Business Day preceding such Redemption Date.

The Company shall pay to the Holder (including, for purposes of this section, each beneficial owner) of this Note who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of principal of and premium, if any, and interest on this Note to such Holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder by the United States of America or any taxing authority thereof or therein, will not be less than the amount provided in this Note to be then due and payable (such amounts, the “Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes or the receipt of payments in respect of those Notes) between that Holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that Holder, if that Holder is an estate, trust, partnership or corporation, and the United States, including that Holder, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (B) the presentation of a debt security for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(ii) any estate, inheritance, gift, sales, transfer, excise, personal property, wealth, interest equalization or similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of that Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or premium, if any, or interest on this Note;

(v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on this Note if such payment can be made without withholding by any other paying agent;

(vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure of a Holder to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Holder of this Note (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, Forms W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(vii) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Internal Revenue Code, and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Internal Revenue Code or (C) a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

(viii) any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC relating to the taxation of savings, or any law implementing or complying with, or introduced in order to conform to, such Directive;

(ix) any taxes payable under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or

(x) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above;

nor shall any Additional Amounts be paid to any Holder who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder.

For purposes of the foregoing paragraph, the following term shall have the following specified meaning:

“Non-U.S. Person” means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is, as to the United States of America, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

The Notes may be redeemed at the option of the Company in whole, but not in part, on a date to be fixed by the Company on at least 15 days’ but not more than 60 days’ prior notice mailed to the registered address of each Holder, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, and any Additional Amounts thereon, if the Company determines that (A) as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States of America or any political subdivision or taxing authority thereof, which change or amendment is announced and becomes effective after December 3, 2013, the Company has or will become obligated to pay Additional Amounts or (B) after December 3, 2013, any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States or any other action, taken by any taxing authority or a court of competent jurisdiction in the United States, whether or not such action was taken or made with respect to the Company, results in a material probability that the Company has or will become obligated to pay Additional Amounts on any Notes; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by use of reasonable measures available to the Company, not including substitution of the obligor under the Notes. Prior to the mailing of any notice of such a redemption, the Company shall deliver to the Trustee (1) an Officer’s Certificate stating that the Company is entitled to effect such a redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

Any notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

The provisions of Article XI of the Indenture shall apply to any redemption of the Notes.

The Notes of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Notes of this series or certain restrictive covenants and Events of Default with respect to such Notes, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of such Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Notes of this series shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holders of the Notes of this series shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in aggregate principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of such Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

[FORM OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND EUROCLEAR BANK SA/NV. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

MICROSOFT CORPORATION

3.125% Notes due 2028

ISIN: XS1001749289	Common Code: 100174928

No. A-1	€1,750,000,000

MICROSOFT CORPORATION, a corporation duly incorporated under the laws of the State of Washington (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of €1,750,000,000 (ONE BILLION SEVEN-HUNDRED FIFTY MILLION EURO) on December 6, 2028, and to pay interest thereon from December 6, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on December 6 of each year, commencing on December 6, 2014, at the rate of 3.125% per annum, until the principal hereof is paid or made available for payment; provided that any principal, premium and Additional Amounts, if any, and any such installment of interest, which is overdue shall bear interest at the rate of 3.125% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 5 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: December 6, 2013

MICROSOFT CORPORATION

By:
Name:	George H. Zinn
Title:	Corporate Vice President, Treasurer

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: December 6, 2013

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of May 18, 2009, and a seventh supplemental indenture relating to such series dated as of December 6, 2013 (herein, collectively called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and The Bank of New York Mellon, London Branch, as London Paying Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, such series initially limited in aggregate principal amount to €1,750,000,000; provided that the Company may at any time and from time to time, without the consent of any Holder, issue additional Notes of this series.

The Notes of this series are not redeemable at the option of the Holders.

At any time prior to September 6, 2028, the Notes shall be redeemable in whole or in part, at any time or from time to time, at the Company’s option, on at least 30 days’ but not more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be redeemed, at a redemption price (the “Make-Whole Redemption Price”), calculated by the Company, equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on an annual basis (Actual/Actual (ICMA)) at the applicable Bond Rate plus 20 basis points.

At any time on or after September 6, 2028, the Notes shall be redeemable in whole or in part, at the Company’s option, on at least 30 days’ but not more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be redeemed, at a redemption price (the “Final Redemption Price” and, together with the Make-Whole Redemption Price, the “Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed.

The Redemption Price for any Notes redeemed pursuant to the preceding two paragraphs shall include accrued and unpaid interest on the principal amount of such Notes to the Redemption Date.

For purposes of calculating of the Make-Whole Redemption Price, the following terms shall have the following specified meanings:

“Bond Rate” means, with respect to any Redemption Date, the rate per annum equal to the annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Government Issue (computed as of the third Business Day immediately preceding the Redemption Date), assuming a price for such Comparable Government Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Price for such Redemption Date.

“Comparable Government Issue” means the euro-denominated security issued by the German government selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Price” means, with respect to any Redemption Date (1) the arithmetic average of the Reference Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Dealer Quotations or (2) if the Company obtains fewer than four such Reference Dealer Quotations, the arithmetic average of all such quotations for such Redemption Date.

“Independent Investment Banker” means an investment bank of international standing appointed by the Company.

“Reference Dealer” means a broker of, or a market maker in, the Comparable Government Issue selected by the Independent Investment Banker.

“Reference Dealer Quotation” means, with respect to each Reference Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the applicable Comparable Government Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Dealer at 11:00 a.m. (London time) on the third Business Day preceding such Redemption Date.

The Company shall pay to the Holder (including, for purposes of this section, each beneficial owner) of this Note who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of principal of and premium, if any, and interest on this Note to such Holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder by the United States of America or any taxing authority thereof or therein, will not be less than the amount provided in this Note to be then due and payable (such amounts, the “Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes or the receipt of payments in respect of those Notes) between that Holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that Holder, if that Holder is an estate, trust, partnership or corporation, and the United States, including that Holder, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (B) the presentation of a debt security for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(ii) any estate, inheritance, gift, sales, transfer, excise, personal property, wealth, interest equalization or similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of that Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or premium, if any, or interest on this Note;

(v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on this Note if such payment can be made without withholding by any other paying agent;

(vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure of a Holder to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Holder of this Note (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, Forms W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(vii) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Internal Revenue Code, and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Internal Revenue Code or (C) a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

(viii) any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC relating to the taxation of savings, or any law implementing or complying with, or introduced in order to conform to, such Directive;

(ix) any taxes payable under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or

(x) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above;

nor shall any Additional Amounts be paid to any Holder who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder.

For purposes of the foregoing paragraph, the following term shall have the following specified meaning:

“Non-U.S. Person” means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is, as to the United States of America, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

The Notes may be redeemed at the option of the Company in whole, but not in part, on a date to be fixed by the Company on at least 15 days’ but not more than 60 days’ prior notice mailed to the registered address of each Holder, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, and any Additional Amounts thereon, if the Company determines that (A) as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States of America or any political subdivision or taxing authority thereof, which change or amendment is announced and becomes effective after December 3, 2013, the Company has or will become obligated to pay Additional Amounts or (B) after December 3, 2013, any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States or any other action, taken by any taxing authority or a court of competent jurisdiction in the United States, whether or not such action was taken or made with respect to the Company, results in a material probability that the Company has or will become obligated to pay Additional Amounts on any Notes; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by use of reasonable measures available to the Company, not including substitution of the obligor under the Notes. Prior to the mailing of any notice of such a redemption, the Company shall deliver to the Trustee (1) an Officer’s Certificate stating that the Company is entitled to effect such a redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

Any notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

The provisions of Article XI of the Indenture shall apply to any redemption of the Notes.

The Notes of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Notes of this series or certain restrictive covenants and Events of Default with respect to such Notes, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of such Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Notes of this series shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holders of the Notes of this series shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in aggregate principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of such Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

B-10